UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2016

TIER REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37512	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5950 Sherry Lane, Suite 700, Dallas, Texas

75225

(Address of principal executive offices)

(Zip Code)

(972) 483-2400

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 On February 23, 2016, Robert S. Aisner and M. Jason Mattox resigned from the Board of Directors (the “Board”) of TIER REIT, Inc. (the “Company”).  Each of Messrs. Aisner and Mattox confirmed to the Board that his resignation was not due to a disagreement with any other member of the Board, the Company or its management.

Following the resignation of Messrs. Aisner and Mattox, all members of the Board, other than Scott W. Fordham, the Company’s President and Chief Executive Officer, have been determined by the Board to be independent directors under the rules of the New York Stock Exchange.

Item 7.01                                           Regulation FD Disclosure

Attached to this Form 8-K as Exhibit 99.1 is a copy of a presentation the Company intends to use in investor meetings beginning February 24, 2016, which is also available on the Company’s website at www.tierreit.com/ir.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall the information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit No.	Description

99.1	Company Presentation

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIER REIT, INC.

Dated: February 23, 2016	By:	/s/ Telisa Webb Schelin
Telisa Webb Schelin
Chief Legal Officer, Executive Vice President & Secretary

Exhibit Index

Exhibit No.	Description

99.1	Company Presentation